Coopers                                          Coopers & Lybrand L.L.P.
& Lybrand                                        a professionsl services firm







                       Consent of Independent Accountants





To the Trustees of Scudder Portfolio Trust:



We consent to the incorporation by reference in Post-Effective Amendment No. 72 to the Registration Statement of Scudder Portfolio Trust on Form N-1A, of our reports dated February 9, 1998 and February 23, 1998, respectively, on our audits of the financial statements and financial highlights of Scudder Balanced Fund and Scudder Income Fund, which reports are included in the Annual Reports to Shareholders for the year ended December 31, 1997 which are incorporated by reference in the Post-Effective Amendment to the Registration Statement.



We also consent to the reference to our Firm under the caption, "Experts."






                                                  /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts                             Coopers & Lybrand L.L.P.
April 23, 1998